Sino Gas International Holdings, Inc.

Contact:
Sino Gas International Holdings, Inc.	CCG Elite Investor Relations
Ms. Fang Chen, Chief Financial Officer	Crocker Coulson, President
Phone: +86-10-8260 0527(China)	Phone: +1-646-213-1915(New York)
Email: chenfang@sino-gas.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

Sino Gas International Holdings, Inc. Announces
Third Quarter 2007 Results

BEIJING, China, November 19, 2007—Sino Gas International Holdings, Inc. (OTC Bulletin Board: SGAS) (“Sino Gas” or the “Company”), a leading developer of natural gas distribution systems in small and medium-sized cities, as well as a distributor of natural gas to residential, commercial and industrial customers in China, today reported financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Highlights

•	Revenue reached $5.7 million, up 62.8% from the third quarter of 2006
•	Gross profit reached $3.7 million, up 41.5% from the third quarter of 2006
•	Operating income totaled $2.9 million, up 35.9% from the third quarter of 2006
•	Net income rose to $2.6 million, or $0.12 per fully diluted share, up 36.5% from the third quarter of 2006
•	Sales of natural gas totaled 6.45 million cubic meters, up 126% from the third quarter of 2006
•	Number of new households connected was 15,043, an increase of 4,543 households from the same period in 2006
•	Established exclusive concession right of natural gas distribution in Baishan County in Jilin Province
•	Completed a private placement financing, generating $18.8 million in gross proceeds

“The third quarter marks the beginning of the seasonally strongest period of the year, and we achieved solid business performance in both connection fees and gas sales due to further penetration in our existing markets. We were also successful in expanding our presence in the Northeastern region of China. This resulted in strong growth in revenue and profits, which we expect to continue throughout the winter season,” commented Mr. Yu-Chuan Liu, President and CEO of the Sino Gas.

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 2

Third Quarter 2007 Results

Revenues for the three months ended September 30, 2007 increased 62.8% over the same period in 2006 to $5.7 million, driven by new connection fees from an additional 15,043 households as well as a substantial increase in natural gas sales to 6.45 million cubic meters, up 126% over the same period in 2006. Connection fees accounted for 71% of revenues this quarter, with natural gas sales accounting for the balance.

Gross profit for the three months ended September 30, 2007 was $3.7 million, an increase of 41.5%, or 65.2% of revenues, compared to $2.6 million, or 75.1% of revenues in the third quarter of 2006. The increase in gross profit resulted from the overall increase in sales. Gross margin in the quarter declined due to higher depreciation costs for both connection fees and gas sales in the third quarter of 2007. The Company plans to increase new connection fees as well as natural gas sales in the future as a result of both organic growth and external acquisitions.

Operating expenses in the third quarter of 2007 were $798,691, an increase of 66.5% from $479,827 in the comparable period last year. The increase in operating expenses in the quarter was proportional to the overall revenue growth. As a percentage of revenues, operating expenses were 14.1% in the third quarter of 2007, up slightly from the third quarter last year, reflecting a similar cost structure.

Operating income in the third quarter of 2007 increased 35.9% to $2.9 million, or 51.1% of revenues, compared to $2.1 million, or 61.2% of revenues, for the same period of 2006.

Net income during the quarter was $2.6 million, or $0.12 per fully diluted share, up 36.5% from $1.9 million, or $0.02 per fully diluted share, in the third quarter of 2006. Earnings per basic and diluted share reflect an increase in weighted average shares of 7,494,478 related to a private placement financing in the third quarter of 2007.

Nine Month Results

Revenues for first nine months of 2007 increased 119.0% to $10.9 million, compared to $5.0 million in the first nine months of 2006. Connection fees accounted for 55% of revenues, versus 62% in the first nine months of 2006, with natural gas sales accounting for the balance in both periods. In the first nine months of 2007 gross profit was $5.2 million or 47.7% of revenues, up 66.2% from $3.1 million, or 62.8% of revenues, in the year ago period. Operating income increased 48.3% to $3.5 million, or 32.2% of revenues, compared to $2.4 million, or 47.5% of revenues, in the first nine months of 2006. Net income increased 48.7% to $3.3 million, or $0.17 per fully diluted share, compared to $2.2 million, or $0.02 per fully diluted share in the first nine months of 2006.

Financial Condition

On September 30, 2007, the Company had $16.5 million in cash and cash equivalents, $12.9 million in working capital and $2.7 million in bank notes and loans. In the first nine months of 2007, the Company generated $8.4 million in cash flows from operating activities, up from $3.5 million in the same period last year. Capital expenditures totaled $5.6 million for the third quarter. Shareholders' equity stood at $46.5 million, compared to $25.4 million at year end of 2006.

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 3

In September 2007, the Company entered into a private placement financing for $18.8 million in gross proceeds. Approximately 8.34 million shares of the Company’s common stock were sold in a private sale at $2.25 per share. As a part of the financing, the Company has cancelled most of its outstanding warrants and clarified its capital structure without dilution of its equity base. The financing closed on September 13, 2007.

Business Outlook

The Company believes that the underdeveloped natural gas market in China has immense opportunities for rapid growth. With natural gas contributing only 3% to China’s total energy consumption, compared to a world average of 24%, many cities, especially small and mid-sized cities, remain unconnected. Under favorable Chinese government policies in favor of less reliance on coal, Sino Gas has been actively planning its expansion to more provinces and regions.

For the 2007 fiscal year, the Company expects revenues between $18 million and $20 million and net income between $7.5 million $8 million. The Company’s previous guidance for 2007 included the effect of a major acquisition to be completed in the fourth quarter of 2007. While the Company still intends to make an acquisition in the coming months, the timing is uncertain. As a result, Sino Gas has revised 2007 guidance to reflect its existing operations.

“Our solid financial performance so far this year demonstrates the success of our strategy of acquiring distribution systems in small and mid-sized cities, increasing our share in existing markets and expanding into new markets,” said Mr. Liu. “The dynamics in our industry are favorable, and we will continue our current expansion plan. Backed by the additional capital from our recent financing, we expect to complete a major acquisition in early 2008, which will greatly enhance our scale and contribute to our leadership position in the natural gas distribution industry in small and medium-sized cities in China.”

Recent Events

In July 2007, the Company established Baishan Zhong Ran Wei Ye Gas Co., Ltd. (“Baishan Gas”) and acquired all of the operating assets of Baishan Gas Co., Ltd., a privately held natural gas distribution business in Jilin Province for approximately $5.0 million in cash and assumed debt. Baishan Gas’ current distribution network includes 8,000 connected households and one gas station, with an estimated total of 30,000 households to be connected in the next three years. This transaction was completed on July 9, 2007.

Conference Call

The Company will conduct a conference call at 10:00 a.m. Eastern Time on Monday, November 19, 2007 to discuss the third quarter 2007 financial results. Joining Mr. Yu-chuan Liu, President and Chief Executive Officer of Sino Gas, will be Ms. Fang Chen, Chief Financial Officer, and Mr. Brad Shao, Assistant Chief Financial Officer. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. When prompted by the operator, mention Conference Passcode 101 498 79. If you are unable to participate in the call at this time, a replay will be available for seven days starting on Monday, November 19 at 12:00 p.m. Eastern Time. To access the replay, dial 888-286-8010 and enter the passcode 65532159. International callers should dial 617-801-6888 and enter the same passcode.

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 4

About Sino Gas

The Company, through its indirectly wholly-owned subsidiary, Beijing Zhong Ran Wei Ye Gas Co., Ltd. (“Beijing Gas”), and the subsidiaries of Beijing Gas, is a leading developer of natural gas distribution systems in small and medium-sized cities in China, as well as a distributor of natural gas to residential, commercial and industrial customers in China. The company owns and operates 24 natural gas distribution systems serving approximately 70,000 residential and six commercial and industrial customers. Facilities include over 700 kilometers (“km”) of pipeline and delivery networks with a designed daily capacity of approximately 70,000 cubic meters of natural gas (“m3”). The company is currently constructing four additional natural gas distribution systems and is planning two more natural gas distribution systems. Beijing Gas Company owns and operates natural gas distribution systems primarily in Hebei, Jiangsu and Anhui, Shandong Provinces. For further information, visit the Company’s website at http://www.sino-gas.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; the ability of the Company to identify attractive acquisition candidates and close on acquisitions; the period of time for which its current liquidity will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

All information in this release is as of November 19, 2007. The Company undertakes no duty to update any forward-looking statements to conform the release to actual results or changes in its circumstances or expectations after the date of this release.

The financial information stated above and in the tables below has been abstracted from the Company’s Form 10-K, filed with the SEC on November 19, 2007, and should be read in conjunction with the information provided therein.

--FINANCIAL TABLES FOLLOW--

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 5

SINO GAS INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(Stated in US Dollars)

	Nine months ended		Three months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues	$10,886,612	$4,971,156	$5,652,240	$3,471,616
Cost of revenues	(5,696,918)	(1,849,128)	(1,965,085)	(865,641)

Gross profit	5,189,694	3,122,028	3,687,155	2,605,975

Operating expenses
Selling and marketing expenses	(376,233)	(66,497)	(176,739)	(39,673)
General and administrative expenses	(1,310,811)	(693,973)	(621,952)	(440,154)

Income from continuing operations	$3,502,650	$2,361,558	$2,888,464	$2,126,148

Finance costs, net	11,527	(2,169)	(22,023)	973
Other income	9,046	13,205	(2,735)	-
Other expenses	(13,197)	(159)	(1,220)	(30,417)

Income before taxation	$3,510,026	$2,372,435	$2,862,486	$2,096,704
Income tax	(255,230)	(183,755)	(227,887)	(166,168)

Net income	$3,254,796	$2,188,680	$2,634,599	$1,930,536

Net income per share,
Basic	$0.21	$0.15	$0.15	$0.13
Diluted	$0.17	$0.15	$0.12	$0.13

Weighted average shares outstanding of common stock,
Basic	15,779,750	14,361,646	17,889,867	14,361,646
Diluted	19,573,911	14,361,646	21,856,124	14,361,646

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 6

SINO GAS INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
AT SEPTEMBER 30, 2007 AND DECEMBER 31, 2006
(Stated in US Dollars)

	30-Sep-07	31-Dec-06
ASSETS	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$16,474,397	$3,638,673
Restricted cash	172,986	3,124,541
Notes receivable	623,071	477,390
Accounts receivable	6,329,633	6,534,740
Inventory	282,700	-
Advances to suppliers	538,731	68,309
Prepayments and others	118,211	141,878
Other receivables	1,247,546	1,263,800
Total current assets	$25,787,275	$15,249,331

Long term assets
Investments in equity securities	3,131,322	2,939,029
Plant and equipment, net	20,206,229	10,608,530
Construction in progress	8,959,416	4,628,076
Intangible assets	354,491	457,830
Goodwill	962,582	-
TOTAL ASSETS	$59,401,315	$33,882,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank Loans	$2,660,424	$2,430,445
Accounts payable	3,447,280	3,891,388
Other payables	5,702,409	1,790,500
Unearned revenue	-	37,760
Accrued liabilities	1,101,586	325,922
Total current liabilities	$12,911,699	$8,476,015

TOTAL LIABILITIES	$12,911,699	$8,476,015

STOCKHOLDERS’ EQUITY
Preferred Stock A US$0.001 par value; 20,000,000 authorized; nil and nil issued and outstanding as of September 30, 2007 and December 31, 2006 respectively
Preferred Stock B US$0.001 par value; 5,000,000 authorized; 3,387,446 and 4,023,268 issued and outstanding as of September 30, 2007 and December 31, 2006 respectively	$4,858	$4,023
Common Stock US$0.001 par value; 250,000,000 authorized; 24,764,122 and 14,692,647 issued and outstanding as of September 30, 2007 and December 31, 2006 respectively	24,764	14,693
Additional paid-in-capital	29,212,878	12,069,176
Statutory reserves	2,002,684	2,025,022
Retained earnings	13,435,444	10,469,571
Accumulated other comprehensive income	1,808,988	824,296
TOTAL STOCKHOLDERS’ EQUITY	$46,489,616	$25,406,781

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,401,315	$33,882,796

November 19, 2007	Sino Gas Inc. Announces Third Quarter Results for Fiscal Year 2007	Page 7

SINO GAS INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTHS AND THREE-MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(Stated in US Dollars)

	Nine months ended		Three months ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash Flows from Operating Activities
Net income	$3,254,796	$2,188,680	$2,634,599	$1,930,538
Depreciation and Amortization	1,544,072	799,780	847,619	734,626
(Increase)/decrease in accounts and other receivables	(371,075)	(34,644)	259,352	(2,596,984)
(Increase) in inventories	(282,700)	-	(225,010)	12,899
Increase/(decrease) in accounts and other payables	4,140,130	526,407	1,186,313	1,435,096

Net Cash Provided by Operating Activities	$8,350,798	$3,480,223	$4,702,873	$1,516,175

Cash Flows from Investing Activities
Purchase of plant and equipment	$(10,938,911)	$(1,042,371)	$(6,205,268)	$1,075,041
Restricted Cash	2,951,555	-	(172,986)	-
Payment for the construction in progress	(4,331,340)	(2,727,284)	(1,514,904)	(2,727,284)
Payment of cost of intangible assets	(852,243)	(11,141)	(1,159,406)	(5,463)
Acquisition of subsidiaries	(192,293)	(254,474)	(19,126)	(226,620)
Increase in minority interest	-	-	-	-

Net Cash Used in Investing Activities	$(13,363,232)	$(4,035,270)	$(9,071,690)	$(1,884,326)

Cash Flows from Financing Activities
Repayment of Bank borrowings	229,979	-	37,404	-
Dividend Paid	(521,121)	-	(521,121)	-
Issue of share capital	17,154,609	5,246,891	14,566,850	5,246,891

Net Cash Provided by Financing Activities	$16,863,467	$5,246,891	$14,083,133	$5,246,891

Net in Cash & Cash Equivalents Sourced/(Used)	$11,851,033	$4,691,844	$9,714,316	$4,878,740

Effect of foreign currency translation on Cash & Cash equivalents	984,691	65,268	106,442	(244,085)

Cash & Cash Equivalents at Beginning of Period	3,638,673	571,194	6,653,639	693,651

Cash & Cash Equivalents at End of Period	$16,474,397	$5,328,306	16,474,397	$5,328,306

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